Execution Version
AMENDMENT NO. 3
This AMENDMENT NO. 3, dated as of December 20, 2023 (this “Amendment”), is entered into by and among APA FINANCE III BORROWER, LLC, a Delaware limited liability company (the “Borrower”), APA FINANCE III BORROWER HOLDINGS, LLC, a Delaware limited liability company (the “Equity Holder”), the Guarantors party hereto, BLACKSTONE ASSET BASED FINANCE ADVISORS LP (the “Blackstone Representative”), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”), U.S. BANK NATIONAL ASSOCIATION, as Document Custodian (the “Document Custodian”), and the Lenders party hereto.
RECITALS
WHEREAS, the Borrower, the Equity Holder, the Blackstone Representative, the Administrative Agent, the Collateral Agent, the Document Custodian and the Lenders from time to time party thereto are parties to that certain Credit Agreement, dated as of February 15, 2023 (as amended, restated, amended and restated, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement).
WHEREAS, in accordance with Section 11.01 of the Credit Agreement, the Loan Parties have requested that the undersigned Lenders amend the Credit Agreement in certain respects, in each case as provided for herein. The Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to agree to such amendments.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.    Amendment to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3, the Credit Agreement is hereby amended as follows:
A.    The definition of “Amortization Amount” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Amortization Amount” means, (a) with respect to the Loans (other than the Third Amendment Date Class A Loans) of each Class on any Interest Payment Date, an amount equal to the product of (x) the aggregate initial principal balance of the Term Loans of such Class on such date (for the avoidance of doubt, determined prior to payments made on such Class of Loans on such date) multiplied by (y) a percentage equal to at any time prior to the Anticipated Repayment Date, 2.5%, divided by (z) four, in each case, together with any accrued but unpaid Amortization Amounts from prior Interest Payment Dates; provided, that, at any time on or after the Anticipated Repayment Date, the “Amortization Amount” shall be in an aggregate principal amount equal to 100% of remaining cash on deposit in the Payment Account and (b) with respect to the Third Amendment Date Class A Loans on any Interest Payment Date, an amount equal to the product of (x) the aggregate initial principal balance of the Third Amendment Date Class A Loans on such date (for the avoidance of doubt, determined prior to payments made on such Third Amendment Date Class A Loans on such date) multiplied by (y) a percentage equal to at any time prior to the Anticipated Repayment Date, 3.25%, divided by (z) four, in each case, together with any accrued but unpaid Amortization Amounts from prior Interest Payment Dates; provided, that, at any time on or after the Anticipated Repayment Date, the “Amortization Amount” shall be in an aggregate principal amount equal to 100% of remaining cash on deposit in the Payment Account.
B.    The definition of “Interest Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Interest Rate” means:
(i)    In the case of Class A Loans, a rate per annum equal to 6.03%; and
(ii)    In the case of Class B Loans, a rate per annum (determined by Blackstone Asset Based Finance in good faith) equal to the 10 year Treasury Rate on the date that is seven (7) Business Days prior to such Borrowing Date plus an amount to be determined by Blackstone Asset Based Finance in its sole and absolute discretion.
C.    The definition of “Loan Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Loan Documents” means, collectively, (a) this Agreement, (b) the Collateral Management Agreement, (c) the Notes, (d) the Collateral Documents, (e) the Limited Guarantee, (f) the Agent Fee Letter, (g) the Upfront Fee Letter, (h) the First Amendment Upfront Fee Letter, (i) the Second Amendment Upfront Fee Letter, (j) the Third Amendment Upfront Fee Letter, (k) the Blackstone Representative Side Letter and (l) the Contribution Agreement.
D.    The definition of “Permitted Reinvestment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Permitted Reinvestment” means (i) any Investment in one or more Projects that satisfy the Eligibility Criteria, and, to the extent such reinvestment relates to the acquisition of any Project Company or Project, such reinvestment shall be subject to the requirements applicable to Permitted Acquisitions set forth in this Agreement, (ii) solely with respect to the Reinvestment Proceeds constituting the Garrett Asset Funding Amount, the Project operated by Garrett Solar Farm, LLC at such time (if any) that it satisfies the requirements applicable to Permitted Acquisitions set forth in this Agreement and (iii) solely with respect to the Reinvestment Proceeds constituting the Third Amendment Asset Funding Amount, the applicable Third Amendment Delayed Funding Project at such time (if any) that it satisfies the requirements applicable to Permitted Acquisitions set forth in this Agreement; provided, that (i) the Brightcore Community Project shall not constitute a Permitted Reinvestment until written permission to operate is received from PSE&G with respect to the Projects located at (x) 102 Commerce Drive, Moorestown, NJ 08057 and (y) 31 Twosome Drive, Moorestown, NJ 08057 and (ii) the Sanzari Project shall not constitute a Permitted Reinvestment until written permission to operate is received from PSE&G with respect to the Projects located at (x) 300 Frank W. Burr Blvd, Teaneck, NJ 07666 and (y) 500 Frank W. Burr Blvd, Teaneck, NJ 07666.
E.    The definition of “Pro Rata Share” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Pro Rata Share” means, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Loans under the applicable Facility or Facilities at such time; provided, that (x) solely for purposes of funding the First Amendment Date Class A Loans, such Loans shall be made by the Class A Lenders with a First Amendment Date Commitment ratably based on such First Amendment Date Commitments, (y) solely for purposes of funding the Second Amendment Date Class A Loans, such Loans shall be made by the Class A Lenders with a Second Amendment Date Commitment ratably based on such Second Amendment Date Commitments and (z) solely for purposes of funding the Third Amendment Date Class A Loans, such Loans shall be made by the Class A Lenders with a Third Amendment Date Commitment ratably based on such Third Amendment Date Commitments.
F.    The definition of “Reinvestment Period” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Reinvestment Period” means, (i) in respect of any Reinvestment Proceeds received by the Borrower (other than the Garrett Asset Funding Amount and the Third Amendment Asset Funding Amount), the period beginning on the date of receipt of such proceeds and ending on (a) if within 12 months of such receipt such proceeds have been contractually committed to be reinvested in any Permitted Reinvestment, the date that is 18 months following the receipt of such proceeds, or otherwise (b) the date that is 12 months following the receipt of such proceeds, (ii) in respect of the Reinvestment Proceeds constituting the Garrett Asset Funding Amount, the period beginning on the First Amendment Date and ending on the date that is ninety (90) days following the First Amendment Date and (iii) in respect of the Reinvestment Proceeds constituting the Third Amendment Funding Amount, the period beginning on the Third Amendment Date and ending on the date that is one-hundred eighty (180) days following the Third Amendment Date.
G.    The definition of “Reinvestment Proceeds” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Reinvestment Proceeds” means, (i) with respect to any Disposition Proceeds, Extraordinary Receipts or Casualty Proceeds received by any Group Member, the Net Proceeds applicable thereto, (ii) solely with respect to the Project operated by Garrett Solar Farm, LLC, the $3,605,000 funded into the Reinvestment Account on the First Amendment Date (the “Garrett Asset Funding Amount”) and (iii) solely with respect to each Third Amendment Delayed Funding Project, the applicable Third Amendment Asset Funding Amount funded into the Reinvestment Account on the Third Amendment Date; provided that no proceeds shall be considered Reinvestment Proceeds at any time after the Reinvestment Period (if any) applicable thereto.
H.    The definition of “Required Ratings Test” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Required Ratings Test” means, as of any date of determination, a test that is satisfied if:

(a)    each Class of Loans (if applicable) has the Required Rating applicable thereto; and

(b)    if the LTV Ratio on such date is greater than 40%, (i) the percentage equal to (1) the aggregate principal amount of Loans outstanding at such time with a rating of less than BBB by the Rating Agency divided by (2) the Total Outstandings at such time does not exceed (ii) the percentage equal to (1) the LTV Ratio on such date minus 40% divided by (2) the LTV Ratio on such date.

I.    The definition of “Term Loan Commitment Expiration Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Term Loan Commitment Expiration Date” means the earliest of (i) the date on which the full Commitment has been drawn, (ii)(a) with respect to Commitments in existence on the Closing Date in the aggregate amount up to $193,000,000, the date that is one (1) month after the Closing Date (the “Initial Draw Period”), (b) with respect to the remaining Commitments in existence on the Closing Date in the aggregate amount up to $11,000,000, the date that is six (6) months after the Closing Date (or such later date as the Blackstone Representative may agree in its sole and absolute discretion) (the “Subsequent Draw Period”), (c) with respect to the First Amendment Date Commitments in the aggregate amount up to $47,000,000, the First Amendment Date; provided that the Garrett Asset Funding Amount shall be funded to the Reinvestment Account on the First Amendment Date and released in accordance with the provisions of this Agreement, (d) with respect to the Second Amendment Date Commitments in the aggregate amount up to $22,567,375, the Second Amendment Date and (e) with respect to the Third Amendment Date Commitments in the aggregate amount up to $163,000,000, the Third Amendment Date; provided, that the Third Amendment Asset Funding Amount shall be funded to the Reinvestment Account on the Third Amendment Date and released in accordance with the provisions of this Agreement and (iii) the Maturity Date.
J.    Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical location:
“Brightcore Community Project” means the Project operated by BCE NJ Solar Five, LLC.

“Sanzari Project” means the Project operated by BCE NJ Solar Two, LLC.
“Third Amendment Date” means December 20, 2023.
“Third Amendment Asset Funding Amount” means, (i) solely with respect to the Brightcore Community Project, the $1,679,210 funded into the Reinvestment Account on the Third Amendment Effective Date, (ii) solely with respect to the Sanzari Project, the $4,379,000 funded into the Reinvestment Account on the Third Amendment Effective Date, (iii) solely with respect to the Project operated by Abundant Solar Power (A2) LLC, the $5,036,000 funded into the Reinvestment Account on the Third Amendment Date, (iv) solely with respect to the Project operated by WD NJ Solar, LLC, the $1,702,000 funded into the Reinvestment Account on the Third Amendment Date, (v) solely with respect to the Project operated by MW NJ Solar I, LLC, the $4,290,000 funded into the Reinvestment Account on the Third Amendment Date, (vi) solely with respect to the Project operated by MW NJ Solar III, LLC, the $2,692,000 funded into the Reinvestment Account on the Third Amendment Date, (vii) solely with respect to the Project operated by SS NJ Solar, LLC, the $4,650,000 funded into the Reinvestment Account on the Third Amendment Date, (viii) solely with respect to the Project operated by CR NJ Solar I, LLC, the $6,903,000 funded into the Reinvestment Account on the Third Amendment Date, (ix) solely with respect to the Project operated by CR NJ Solar II, LLC, the $4,516,000 funded into the Reinvestment Account on the Third Amendment Date, (x) solely with respect to the Project operated by HT NJ Solar, LLC, the $7,008,000 funded into the Reinvestment Account on the Third Amendment Date and (xi) solely with respect to the Project operated by ESNJ-US-Cranbury, LLC, the $2,296,000 funded into the Reinvestment Account on the Third Amendment Date.
“Third Amendment Date Class A Loans” means the Class A Loans made to the Borrower on the Third Amendment Date by the Lenders with Third Amendment Date Commitments.
“Third Amendment Date Commitment” means the additional Commitments made available on the Third Amendment Date, in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01A under the caption “Commitments (Class A) (Third Amendment Date)”.
“Third Amendment Delayed Funding Project” and “Third Amendment Delayed Funding Projects” mean each of (i) the Brightcore Community Project, (ii) the Sanzari Project, (iii) the Project operated by Abundant Solar Power (A2) LLC, (iv) the Project operated by WD NJ Solar, LLC, (v) the Project operated by MW NJ Solar I, LLC, (vi) the Project operated by MW NJ Solar III, LLC, (vii) the Project operated by SS NJ Solar, LLC, (viii) the Project operated by CR NJ Solar I, LLC, (ix) the Project operated by CR NJ Solar II, LLC, (x) the Project operated by HT NJ Solar, LLC and (xi) the Project operated by ESNJ-US-Cranbury, LLC.

“Third Amendment Upfront Fee Letter” means the letter agreement dated as of the Third Amendment Date among the Borrower, the Lenders who have a Commitment to make Class A Loans on the Third Amendment Date and the Blackstone Representative.
K.    Section 2.03(b) of the Credit Agreement is hereby amended by adding the following new clause (ix) at the end thereof:
(ix)    At the end of the Reinvestment Period in respect of the Third Amendment Asset Funding Amount, if Section 4.03(i) of the Credit Agreement has not been satisfied with respect to any Third Amendment Delayed Funding Project, the Borrower (or the Collateral Manager on its behalf) shall promptly direct the Collateral Agent to remit to the Administrative Agent 100% of the Reinvestment Proceeds in respect of the applicable Third Amendment Asset Funding Amount for such Third Amendment Delayed Funding Project to the repayment of principal of the Term Loans.
L.    Section 2.07(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
(a)     Upfront Fees. (i) On the Initial Borrowing Date, the Borrower agrees to pay to the Lenders the initial upfront fees as set forth in the Upfront Fee Letter, (ii) on the First Amendment Date, the Borrower agrees to pay to the Lenders the additional upfront fees as set forth in the First Amendment Upfront Fee Letter, (iii) on the Second Amendment Date, the Borrower agrees to pay to the Lenders the additional upfront fees as set forth in the Second Amendment Upfront Fee Letter and (iv) on the Third Amendment Date, the Borrower agrees to pay to the Lenders the additional upfront fees as set forth in the Third Amendment Upfront Fee Letter (collectively, the “Upfront Fees”). Such Upfront Fees will be in all respects fully earned, due and payable on the Initial Borrowing Date, the First Amendment Date, the Second Amendment Date or the Third Amendment Date, as applicable, and non-refundable and non-creditable thereafter.
M.    Section 6.16 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
Maintenance of Insurance.  Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Subsidiaries) as are customarily carried under similar circumstances by such other Persons.  For the avoidance of doubt, such insurance shall include (i) insurance required for any Projects or solar systems and (ii) tax loss insurance for any amounts of tax equity contested by the Internal Revenue Service, in each case in such amounts to be calculated in a manner consistent with the methodology approved by the Blackstone Representative prior to the Closing Date (which tax loss insurance on the Third Amendment Date shall provide for up to $3,420,000 of coverage).

N.    The last sentence of Section 9.02(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
In addition, (i) on the Closing Date, the Borrower shall be entitled to instruct the Collateral Agent to withdraw amounts from the Collection Account to remit to the Administrative Agent for distribution of Upfront Fees payable to the Lenders, (ii) on the First Amendment Date, the Borrower shall be entitled to instruct the Collateral Agent to withdraw amounts from the Collection Account to remit to the Administrative Agent for distribution of Upfront Fees payable to the Lenders who have a Commitment to make Class A Loans on the First Amendment Date, (iii) on the Second Amendment Date, the Borrower shall be entitled to instruct the Collateral Agent to withdraw amounts from the Collection Account to remit to the Administrative Agent for distribution of Upfront Fees payable to the Lenders who have a Commitment to make Class A Loans on the Second Amendment Date, (iv) on the Third Amendment Date, the Borrower shall be entitled to instruct the Collateral Agent to withdraw amounts from the Collection Account to remit to the Administrative Agent for distribution of Upfront Fees payable to the Lenders who have a Commitment to make Class A Loans on the Third Amendment Date and (v) on each date of a Borrowing, the Borrower shall be entitled to instruct the Collateral Agent to withdraw amounts from the Collection Account to remit such amounts in accordance with the flow of funds memorandum providing with the related Committed Loan Notice.
O.    The last sentence of the first paragraph in Section 10.01(a) of the Credit Agreement is hereby amended to read in its entirety as follows:
The Borrower agrees to compensate the Lenders for their fees as set forth herein, in the Upfront Fee Letter, the First Amendment Upfront Fee Letter, the Second Amendment Upfront Fee Letter and the Third Amendment Upfront Fee Letter, as applicable.
P.    The Credit Agreement is hereby amended by amending and restating Schedules 1.01A, 1.01E, 1.01F, 1.01H and 7.02(e) thereto as set forth in Schedules 1.01A, 1.01E, 1.01F, 1.01H and 7.02(e) hereto.

2.    Lender Consent and Instruction. The Blackstone Representative and each Lender party hereto hereby (a) consents to the amendments set forth in Section 1 and (b) instructs each of the Administrative Agent, the Collateral Agent and the Document Custodian to execute this Amendment.
3.    Conditions to Amendment. This Amendment shall become effective upon satisfaction of the following conditions precedent (the “Effective Date”):
(a)    the due execution and delivery of a counterpart signature page to this Amendment by the Borrower, the Guarantors, the Blackstone Representative, the Lenders and the Administrative Agent;
(b)    the representations and warranties of the Borrower set forth herein shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the

Effective Date (or, to the extent that any such representation or warranty is expressly stated to have been made as of an earlier date, as of such earlier date);
(c)    payment of the Upsize Fee, in accordance with the terms of, and as such term is defined in Third Amendment Upfront Fee Letter;
(d)    the Required Ratings Test shall be satisfied and, in connection therewith, the Administrative Agent and the Blackstone Representative shall have received (a) an updated Private Rating Letter issued by the Rating Agency setting forth the Debt Rating for the Loans (after giving effect to the to the additional Commitments made available on the Third Amendment Date), which shall have the Required Rating applicable thereto, and (b) an updated related Private Rating Rationale Report with respect to such Debt Rating; and
(e)    the Administrative Agent and the Blackstone Representative shall have received (i) a Notice of New Project with respect to the New Projects set forth in Schedule 1.01E hereto and all documents required to be delivered in connection with each such New Project and related Permitted Acquisitions, including a Guarantee Assumption Agreement and a Contribution Agreement as required pursuant to the terms of the Loan Documents, and (ii) each other document listed on the closing checklist delivered to Borrower on or prior to the date of this Amendment in form and substance reasonably satisfactory to the Blackstone Representative.
4.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart hereof by facsimile or other electronic transmission shall be as effective as delivery of any original executed counterpart hereof.
5.    Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the date of this Amendment:
(a)    no Default, Event of Default or Early Amortization Event has occurred and is continuing; and
(b)    each of the underlying liens evidenced by (i) UCC financing statement number 52845941 (filed on June 19, 2018), filed with the New Jersey Department of Treasury Commercial Recording by Key Equipment Finance, a division of KeyBank NA, as secured party and ESNJ-US-Cranbury, LLC as debtor and (ii) UCC financing statement number 53098641 (filed on November 19, 2018), filed with the New Jersey Department of Treasury Commercial Recording by Key Equipment Finance, a division of KeyBank NA, as secured party and ESNJ-US-Cranbury, LLC as debtor, is a Permitted Lien under Section 7.01 of the Credit Agreement, the assets subject to such lien are limited to assets for which such lien is permitted under such Section, and the debt secured thereby is Permitted Indebtedness under Section 7.03 of the Credit Agreement.
6.    Extent of Amendment. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect. The Borrower hereby ratifies and confirms that (a) except as expressly contemplated herein, all of the terms, conditions, covenants, representations, warranties, and all other provisions of the Credit Agreement remain in full force and effect and (b) each of the other Loan

Documents are and remain in full force and effect in accordance with their respective terms. This Amendment shall for all purposes be considered a Loan Document.
7.    Reaffirmation of Limited Guarantee and Security Agreement. Each Guarantor and the Limited Guarantor (each a “Reaffirming Guarantor” and collectively, the “Reaffirming Guarantors”) consents to the execution and delivery of this Amendment and the consummation of the transactions described herein, and ratifies and confirms the terms of the Limited Guarantee and the Security Agreement to which such Reaffirming Guarantor is a party with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby (including with respect to the increased Commitments) and all promissory notes issued thereunder. Each Reaffirming Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Loan Parties to the Lenders or any other obligation of the Loan Parties, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Loan Parties, the Limited Guarantee and the Security Agreement to which such Reaffirming Guarantor is a party (i) is and shall continue to be a primary obligation of such Reaffirming Guarantor, (ii) is and shall continue to be an absolute, unconditional, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of any Reaffirming Guarantor under the Limited Guarantee or Security Agreement to which such Reaffirming Guarantor is a party.
8.    Post-Closing Covenants.
A.    Within ten (10) days of the Third Amendment Date, the Borrower hereby agrees to deliver to the Blackstone Representative reasonably satisfactory evidence that its obligations under Section 6.16 of the Credit Agreement have been satisfied.
B.    Within thirty (30) days of the Third Amendment Date, the Borrower hereby agrees to file an amendment to, or a termination of each UCC financing statement set forth in Section 5(b) hereof with the appropriate filing office, which amendment (if applicable) shall amend the collateral described therein in a manner reasonably satisfactory to the Blackstone Representative.
9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
10.    Severability.    In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.
11.    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
12.    Applicable Law. This Amendment, and the rights and obligations of the parties hereunder, shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
APA FINANCE III BORROWER, LLC, as Borrower

By:    /s/ Gregg Felton
    Name:     Gregg Felton
    Title:    Authorized Signatory

APA FINANCE III BORROWER HOLDINGS, LLC, as Equity Holder

By:    /s/Gregg Felton
    Name:     Gregg Felton
    Title:    Authorized Signatory

    Signature Page to Amendment No. 3

231 DIXON 74 SOLAR I, LLC
BALTIMORE CHURCH SOLAR, LLC
BARKER SOLAR, LLC
BROADRIDGE SOLAR, LLC
DAYSTAR SOLAR, LLC
ECA SOLAR SYSTEMS W.B. LLC
ESNJ-US-CRANBURY, LLC
KELLY SOLAR, LLC
LILLINGTON SOLAR, LLC
MILL POND SOLAR FARM, LLC
NORFOLK SOLAR, LLC
PFMG SOLAR GROSSMONT GH, LLC
PFMG SOLAR GROSSMONT HELIX, LLC
PFMG SOLAR STEELE CANYON, LLC
PROJECT HYPERION, LLC
SOLAR HOLDCO 6, LLC
SOLAR HOLDCO 7, LLC
SOLAR HOLDCO 7A, LLC
SOLAR HOLDCO 8, LLC
SOLAR PROJECTCO 6, LLC
SOLAR PROJECTCO 7, LLC
SOLAR PROJECTCO 7A, LLC
SOLTEN E BRIDGEWATER 6000, LLC
SOLTEN PLAINVILLE 6000, LLC
SOLTEN RANDOLPH 4500, LLC
TWE AHOSKIE SOLAR PROJECT, LLC
as Guarantors

By:    /s/Gregg Feltom
    Name:     Gregg Felton
    Title:    Authorized Signatory

    Signature Page to Amendment No. 3

BLACKSTONE ASSET BASED FINANCE ADVISORS LP, as Blackstone Representative

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

    Signature Page to Amendment No. 3

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Administrative Agent

By:    /s/ James A. Hanley
    Name:     James A. Hanley
    Title:    Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:    /s/ Nicholas Kennedy
    Name:     Nicholas Kennedy
    Title:    Vice President

U.S. BANK NATIONAL ASSOCIATION, as Document Custodian

By:    /s/ Kenneth Brandt
    Name:     Kenneth Brandt
    Title:    Vice President

    Signature Page to Amendment No. 3

AMERICAN GENERAL LIFE INSURANCE COMPANY, as a Lender

By: Blackstone ISG-I Advisors L.L.C., pursuant to
powers of attorney now and hereafter granted to it

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

By: Blackstone Liquid Credit Advisors I LLC,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as a Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

    Signature Page to Amendment No. 3

USAA LIFE INSURANCE COMPANY, as a
Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

SECURITY LIFE OF DENVER INSURANCE COMPANY, as a Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

THE LINCOLN NATIONAL LIFE
INSURANCE COMPANY, as a Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

    Signature Page to Amendment No. 3

FIDELITY & GUARANTY LIFE
INSURANCE COMPANY, as a Lender

By: Blackstone ISG-I Advisors L.L.C., pursuant to
powers of attorney now and hereafter granted to it

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

EVEREST REINSURANCE COMPANY, as a
Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

EMPLOYERS REASSURANCE
CORPORATION, as a Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

    Signature Page to Amendment No. 3

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA, as a Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

EVERLAKE LIFE INSURANCE COMPANY,
as a Lender

By: Blackstone ISG-I Advisors L.L.C., pursuant to
powers of attorney now and hereafter granted to it

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

    Signature Page to Amendment No. 3

LINCOLN LIFE & ANNUITY COMPANY OF
NEW YORK, as a Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

SHELTER MUTUAL INSURANCE
COMPANY, as a Lender

By: Blackstone Asset Based Finance Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Robert Camacho
    Name:     Robert Camacho
    Title:    Authorized Signatory

Address for notices:

345 Park Avenue, 24th Floor
New York, NY 10154
Email: abf-pm@blackstone.com
    Signature Page to Amendment No. 3

Schedule 1.01A

Commitments

Lender	Commitments (Class A) (Closing Date)	Commitments (Class A) (First Amendment Date)	Commitments (Class A) (Second Amendment Date)	Commitments (Class A) (Third Amendment Date)	Commitments (Class A) (Aggregate)	Commitments (Class B)	Commitments (Aggregate)
American General Life Insurance Company (BXC)	$31,699,274.61	$7,480,000.00	$3,367,884.50	$35,787,000.00	$78,334,159.11	--	$78,334,159.11
American General Life Insurance Company (ABF)	$31,699,274.61	$7,480,000.00	$3,367,884.50	$35,787,000.00	$78,334,159.11	--	$78,334,159.11
The Northwestern Mutual Life Insurance Company	$49,055,129.53	$5,780,000.00	$2,692,065.00	$17,800,000.00	$75,327,194.53	--	$75,327,194.53
USAA Life Insurance Company	$33,739,274.61	--	--	$6,378,000.00	$40,117,274.61	--	$40,117,274.61
Security Life of Denver Insurance Company	$19,850,362.69	$60,000.00	$2,398,122.00	$19,195,000.00	$41,503,484.69	--	$41,503,484.69
The Lincoln National Life Insurance Company	$13,879,398.97	$6,516,000.00	$2,925,307.80	$11,083,500.00	$34,404,206.77	--	$34,404,206.77

Fidelity & Guaranty Life Insurance Company	$6,511,088.08	$9,235,000.00	$3,547,046.00	--	$19,293,134.08	--	$19,293,134.08
Everest Reinsurance Company	$6,320,829.02	$350,000.00	$296,179.00	$5,087,000.00	$12,054,008.02	--	$12,054,008.02
Employers Reassurance Corporation	$4,428,808.29	$2,695,000.00	$981,237.00	$10,106,000.00	$18,211,045.29	--	$18,211,045.29
Allianz Life Insurance Company of North America	$2,737,616.58	$6,455,000.00	$2,571,481.00	$13,741,000.00	$25,505,097.58	--	$25,505,097.58
Everlake Life Insurance Company	$1,596,062.18	--	--	$5,483,000.00	$7,079,062.18	--	$7,079,062.18
Lincoln Life & Annuity Company of New York	$1,542,155.44	$724,000.00	$325,034.20	$1,231,500.00	$3,822,689.64	--	$3,822,689.64
Shelter Mutual Insurance Company	$940,725.39	$225,000.00	$95,134.00	$1,321,000.00	$2,581,859.39	--	$2,581,859.39
Total	$204,000,000.00	$47,000,000.00	$22,567,375.00	$163,000,000.00	$436,567,375.00	--	$436,567,375.00